CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports," "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated November 25, 2009 relating to AllianceBernstein Municipal Income Fund II (comprised of Arizona Portfolio, Massachusetts Portfolio, Michigan Portfolio, Minnesota Portfolio, New Jersey Portfolio, Ohio Portfolio, Pennsylvania Portfolio and Virginia Portfolio) (the "Fund") for the fiscal year ended September 30, 2009 which is incorporated by reference in this Post Effective Amendment No. 27 Registration Statement (Form N-1A Nos. 33-60560 and 811-07618) of the Fund.



                                                             ERNST & YOUNG LLP




New York, New York
January 28, 2009